Exhibit 10.3





________________________________________________________________________________


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  CT MP II LLC

                      a Delaware limited liability company




                         Effective as of: March 8, 2000


________________________________________________________________________________

ARTICLE I                  DEFINED TERMS.......................................1

         1.1.     Definitions..................................................1
         1.2.     General References...........................................6

ARTICLE II                 FORMATION AND DURATION..............................6

         2.1.     Formation....................................................6
         2.2.     Name.........................................................7
         2.3.     Agent and Office.............................................7
         2.4.     Principal Place of Business..................................7
         2.5.     Qualification in Other Jurisdictions.........................7
         2.6.     Term.........................................................7
         2.7.     Intent.......................................................7
         2.8.     Limited Liability............................................7
         2.9.     Transfer of Warrants.........................................7

ARTICLE III                PURPOSE AND POWERS OF THE COMPANY...................8

         3.1.     Purposes and Powers..........................................8
         3.2.     Limitations on Company Powers................................8

ARTICLE IV                 CAPITAL CONTRIBUTIONS...............................8

         4.1.     Initial Contributions........................................8
         4.2.     Additional Capital Contributions.............................9
         4.3.     Failure to Contribute Additional Payments...................10
         4.4.     Loans by Members; Compensation..............................10

ARTICLE V                  MANAGEMENT OF THE COMPANY..........................11

         5.1.     Management of the Company...................................11
         5.2.     Management Committee and Related Matters....................11
         5.3.     Conduct of Management Committee Meetings; Minutes...........12

ARTICLE VI                 DISTRIBUTIONS AND ALLOCATION OF TAX ITEMS..........13

         6.1.     Distributions...............................................13
         6.2.     Allocation of Net Profit and Net Loss.......................13
         6.3.     Withholding.................................................13
         6.4.     Restoration of Funds........................................14

ARTICLE VII                TAX ELECTIONS; TAX MATTERS MEMBER; TAX
                           CAPITAL ACCOUNTS...................................14

         7.1.     Federal Income Tax Elections; Tax Matters Member............14
         7.2.     Tax Matters.................................................14

ARTICLE VIII               OTHER RIGHTS AND OBLIGATIONS OF MEMBERS............15

         8.1.     Resignation of a Member.....................................15
         8.2.     Admission of New Members....................................15
         8.3.     Indemnification by Company..................................15
         8.4.     Indemnification by Members..................................16
         8.5.     Exculpation.................................................16

                                                                         Page(s)

         8.6.     Reimbursement of Members....................................16
         8.7.     Particular Covenants of Members.............................16

ARTICLE IX                 TRANSFERS OF COMPANY MEMBERSHIP INTERESTS..........17

         9.1.     Condition to Transfer of Any Membership Interest............17
         9.2.     Transfers of Membership Interests...........................18

ARTICLE X                  DISSOLUTION AND LIQUIDATION........................18

         10.1.    Dissolution.................................................18
         10.2.    Winding up Affairs and Distribution of Assets...............19
         10.3.    No Liability................................................19
         10.4.    Limitations on Payments Made in Dissolution.................19
         10.5.    Certificate of Cancellation.................................19

ARTICLE XI                 DEFAULT AND REMEDIES...............................20

         11.1.    Default.....................................................20
         11.2.    Remedies Upon Event of Default..............................21
         11.3.    Dispute Resolution.  .......................................21
         11.4.    Waiver of Partition and Certain Other Rights.  .............21

ARTICLE XII                REPRESENTATIONS AND WARRANTIES OF THE MEMBERS......22

         12.1.    Reciprocal Representations and Warranties...................22

ARTICLE XIII               BOOKS, RECORDS AND REPORTS.........................23

         13.1.    Maintenance of Books........................................23
         13.2.    Records to be Maintained....................................23
         13.3.    Inspection by Members; Confidential Information.............23
         13.4.    Books and Tax Reports.......................................24

ARTICLE XIV                MISCELLANEOUS......................................25

         14.1.    Notices.....................................................25
         14.2.    Certificate Requirements....................................25
         14.3.    Modification................................................26
         14.4.    Waivers and Consents........................................26
         14.5.    Severability................................................26
         14.6.    Further Assurances..........................................26
         14.7.    Governing Law...............................................26
         14.8.    Counterparts................................................26
         14.9.    Limitation on Rights of Others..............................26
         14.10.   Brokers and Finders.........................................26
         14.11.   Construction and Interpretation.............................26
         14.12.   Successors And Assigns......................................26
         14.13.   Survival....................................................27

                       LIMITED LIABILITY COMPANY AGREEMENT
                                 OF CT MP II LLC


         This LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") of CT MP II LLC (the "Company") is entered into this 8th day of March 2000, between Travelers General Real Estate Mezzanine Investments II, LLC a Delaware limited liability company ("General REMI II"), and CT-F2-GP, LLC, a Delaware limited liability company ("CT-F2"), as members of the Company.


         WHEREAS, General REMI II and certain of its Affiliates and CT-F2 and certain of its Affiliates are parties to that certain Venture Agreement dated the date hereof (the "Venture Agreement") pursuant to which, among other things, the parties or their Affiliates will co-sponsor, commit to invest capital in and manage real estate mezzanine investment opportunity funds;


         WHEREAS, General REMI II and CT-F2 wish to form the Company in which General REMI II and CT-F2 shall be the only Members and the only investors;


         WHEREAS, the Company will serve as the general partner of CT Mezzanine II, LP, a Delaware limited partnership ("Fund II").


         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Members hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings:

         "Additional  Capital   Contributions"   means  the  additional  Capital
Contributions made by the Members pursuant to, and determined in accordance with, Section 4.2(a) hereof.

         "Additional Payment" has the meaning specified in Section 4.2(a) hereof, as adjusted by Section 4.3(a) hereof.

         "Affiliate" means, with respect to any Person, a Person which directly or indirectly controls, or is controlled by or is under common control with that Person, or is controlled by a principal executive officer of that Person. As used in this definition, "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

         "Agreement" means this Limited Liability Company Agreement of the Company.

         "Annual Operating Budget" means, collectively, with respect to each Fiscal Year of the Company any annual operating budget, working capital budget, marketing budget and expenditures relating to the operation of the Company as and when approved by the Management Committee. The Annual Operating Budget shall be prepared in accordance with GAAP by the Management Committee and shall show the estimated receipts, expenditures (operating and capital) and reserves of the Company for the subject Fiscal Year. "Annual Operating Budget" also includes all subsequent amendments and revisions to the foregoing approved by the Management Committee.

         "Bankruptcy" of a Person means the institution of any proceedings under any federal or state law for the relief of debtors, including the filing by or against that Person of a voluntary or involuntary case under the United States Bankruptcy Code, which proceedings, if involuntary, are not dismissed within sixty (60) days after their filing; an assignment of the property of that Person for the benefit of creditors; the appointment of a receiver, trustee or conservator of any substantial portion of the assets of that Person, which appointment, if obtained ex parte, is not dismissed within sixty (60) days thereafter; the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of the assets of that Person; the failure by that Person generally to pay its debts as they become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court; or that Person's admission in writing of its inability to pay its debts as they become due.

         "Business" shall have the meaning given to such term in the Venture Agreement.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

         "Calculation Date" means, for purposes of computing Net Cash Flow to be distributed with respect to a particular fiscal quarter, the last day in that quarter.

         "Capital Account" of a Member with respect to the Company means the capital account of that Member which, except as otherwise provided herein, shall be determined from the inception of the Company in accordance with GAAP. The Initial Capital Account of each Member is set forth on Exhibit "A".

         "Capital Contributions" of a Member means, as of a particular date, the aggregate amount of money and the Fair Market Value of any property (other than money), net of encumbrances, theretofore contributed to the Company by that Member pursuant to this Agreement, which shall consist of the Member's Initial Capital Contribution, Additional Capital Contributions, Default Payments (in the case of General REMI II after the Warrant Purchase Notes have been paid) that are not treated as loans under Section 4.3(b)(ii) hereof, and Warrant Contributions.

         "Certificate of Formation" means the Certificate of Formation of the Company filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act (as defined below).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means CT MP II LLC, the limited liability company formed and existing under and pursuant to the Delaware Act, the Certificate of Formation and this Agreement.

         "Contribution Date" means the date which is specified in a call for Additional Capital.

         "CT-F2" has the meaning given to such term in the Preamble of this Agreement.

         "CT Stock" means the class A common stock, $.01 par value per share, of Capital Trust, Inc., a Maryland corporation.

         "Default" has the meaning specified in Section 11.1(b) hereof.

         "Default Payment" has the meaning specified in Section 4.3(a) hereof.

         "Defaulting Member" has the meaning specified in Section 11.1(b) hereof.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.ss. 18-101, et seq.

         "Distribution" means the transfer of money or property by the Company to one or more Members, in their capacity as Members, without separate consideration.

         "Effective Date" means March 8, 2000.

         "Event of Default" has the meaning specified in Sections 11.1(c) hereof.

         "Fair Market Value" of an asset means the price at which that asset would be sold between a willing buyer and a willing seller, each having knowledge of all relevant facts concerning the asset and neither being under any compulsion to buy or sell the asset, as agreed upon by the Members or if the Members cannot agree within thirty (30) days, the price shall be determined by
Section 4.1(b) of the Venture Agreement.

         "Fiscal Year" means the calendar year.

         "Fund II Investment Management Agreement" means that certain investment management agreement by and between CTIMCO and the Company, dated the date hereof.

         "Fund II" shall have the meaning set forth in the Whereas clauses.

         "Fund II Initial Closing" shall have the meaning given to such term in the Venture Agreement.

         "Fund II Management Agreement" means the management agreement between the Company and Fund II.

         "Fund II Partnership Agreement" shall mean the agreement of limited partnership of Fund II.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis throughout the term of this Agreement.

         "Indemnitee" has the meaning specified in Section 8.3.

         "Initial   Capital   Contribution"   of  a  Member  means  the  capital
contributions made by that Member pursuant to Section 4.1 hereof.

         "Investments"   shall  have  the  meaning  specified  in  the  Fund  II
Partnership Agreement.

         "Investment Management Fee" means the fee that the Investment Manager is entitled to receive pursuant to the Fund II Investment Management Agreement.

         "Investment Manager" shall mean CT Investment Management Co., LLC, a Delaware limited liability company.

         "Investment Period" means the period, commencing on the date of the Fund II Initial Closing, during which Fund II may make new Investments pursuant to the Fund II Partnership Agreement.

         "Key Individuals" shall have the meaning given to such term in the Venture Agreement.

         "Key Individuals Requirement" shall mean the Investment Manager's covenants under Section 1.4 of the Fund II Investment Management Agreement.

         "Management Committee" means the committee described in Section 5.2.

         "Management Fee" shall have the meaning given such term in the Fund II Management Agreement.

         "Member" means each of General REMI II and CT-F2 and includes any Person admitted as a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company; "Members" means two (2) or more of such Persons when acting in their capacities as members of the Company. For purposes of the Delaware Act, the Members shall constitute one
(1) class or group of members.

         "Membership Interest" means a Member's total interest as a Member of the Company, including that Member's rights to allocations of Net Profits, Net Losses, special allocations, Net Cash Flow and other Distributions, its right to inspect the books and records of the Company and its right, to the extent specifically provided in this Agreement or in the Delaware Act and not otherwise restricted herein, to participate in the business, affairs and management of the Company and to vote or grant consent with respect to matters coming before the Company.

         "Net Cash Flow" has the meaning specified in Section 6.1(a) hereof.

         "Net Profits" and "Net Losses" means, for each fiscal period, the net income and net loss, respectively, of the Company determined in accordance with GAAP.

         "Nonrecourse Exception Indemnitee" has the meaning specified in Section
8.4 hereof.

         "Notice of Default" has the meaning specified in Section 11.1(b) hereof.

         "Notices" has the meaning specified in Section 14.1(a) hereof.

         "Percentage Interest" of a Member means in the case of each of General REMI II and CT-F2, 50%, as may be subsequently adjusted as provided in Section 4.3(b)(i).

         "Person" means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, limited liability company, limited liability partnership, real estate investment trust, organization, individual, nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         "Purchase Warrants" means the warrants to purchase such number of shares of CT Stock to be sold by the Company to General REMI II, as determined with respect to Fund II, pursuant to the Venture Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Service Warrants" means the warrants to purchase such number of shares of CT Stock to be transferred by the Company to Limited REMI II, as determined with respect to Fund II, pursuant to the Venture Agreement as consideration for services rendered by Limited REMI II, as provided in the Venture Agreement.

         "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Article IX.

         "Tax Matters  Member"  means the "tax matters  partner"  referred to in
Section 6231(a)(7) of the Code.

         "Transfer" of all or any portion of a Membership Interest means any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary, involuntary or by operation of law, of all or any portion of a Membership Interest, including, without limitation, the right to receive Distributions from the Company. Notwithstanding that a Transfer of all or any portion of a Membership Interest by way of hypothecation or pledge has occurred, any subsequent transfer, sale or other disposition of such Membership Interest or portion thereof at foreclosure shall also constitute a separate Transfer hereunder and shall also be subject to all of the provisions of this Agreement.

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code.

         "Venture Agreement" shall have the meaning set forth in the Whereas clauses.

         "Warrants" means Service Warrants and/or Purchase Warrants, as the context may require. The parties agree that the Warrants have a Fair Market Value of $0.32 per share.

         "Warrant Contribution" has the meaning specified in Section 4.2(c) hereof.

         "Warrant Purchase Agreement" means the forward purchase agreement pursuant to which General REMI II will purchase Purchase Warrants from the Company, which is in the form of Exhibit S to the Venture Agreement.

         "Warrant Purchase Note" means the Fund II Purchase Warrant Promissory Note as defined in the Venture Agreement.

     1.2. General References. References in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules" shall be to the Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specifically provided; the term "including" means "including without limitation;" any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference; the words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and assigns; and (b) to any agreement, any document, certificate or any other written instrument shall be a reference to such agreement, document, certificate or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and
(c) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time with an effective date rendering such change applicable to the event or transaction in question.

                                   ARTICLE II
                             FORMATION AND DURATION

     2.1. Formation.

         (a) Formation. Unless expressly provided otherwise in this Agreement, the rights, duties and liabilities of the Members of the Company shall be as provided in the Delaware Act. The Company has been organized as a Delaware limited liability company under the Delaware Act by the filing of the Certificate of Formation on February 28, 2000 with the Secretary of State of the State of Delaware.

         (b) Information as to Members. As of the Effective Date, the name of each Member shall be as listed in Exhibit "A". The Members shall be required to update Exhibit "A" from time to time as necessary to reflect any change in Members. Any amendment or revision to Exhibit "A" made in accordance with this Agreement shall not be deemed an amendment to this Agreement.

     2.2. Name. The name of the Company is CT MP II LLC. However, the business of the Company may be conducted under any other name designated by the Members from time to time.

     2.3. Agent and Office. The Company's registered agent and office in Delaware shall be United Corporate Services, 15 East North Street, Dover, County of Kent, Delaware 19901. At any time, the Members may designate another registered agent and/or registered office.

     2.4. Principal Place of Business. The principal place of business of the Company shall be at the CT offices currently located at 605 Third Avenue, 26th Floor, New York, New York, 10016, or at such other place as the Members may determine from time to time.

     2.5. Qualification in Other Jurisdictions. The Members shall cause the Company to be qualified or registered (a) as a foreign limited liability company under the provisions of the New York Act, and shall cause such status to be maintained for so long as the Company owns any real property, or otherwise transacts business, in the State of New York, and (b) under the assumed or fictitious name statutes or similar laws in the State of New York and in any other jurisdiction in which the Company transacts business. The Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of New York or in any other jurisdiction in which the Company may wish to conduct business.

     2.6. Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Delaware Secretary of State and shall continue until the cancellation of the Certificate of Formation in the manner required by the Delaware Act.

     2.7. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a "partnership" for Federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of Section 303 of the United States Bankruptcy Code. No Member or member of the Management Committee shall take any action inconsistent with that express intent.

     2.8. Limited Liability. Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, obligations and liabilities of the Company, and no Member (including the Tax Matters Member acting in such capacity and any Person who formerly held such status) shall be liable or shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of that status. No individual trustee, officer, director, shareholder, member, manager, constituent partner, employee, agent or attorney of any entity Member, in his, her or its individual capacity as such, shall have any personal liability for the performance of any obligation of that Member under this Agreement.

     2.9. Transfer of Warrants. At the times and in the amounts required in the Venture Agreement, the Company shall sell the Purchase Warrants to General REMI II pursuant to the

Warrant Purchase Agreement in exchange for Warrant Purchase Notes. At the times and in the amounts required in the Venture Agreement, the Company shall assign the Service Warrants to Limited REMI II as consideration for services provided by it as set forth in the Venture Agreement.

                                  ARTICLE III
                       PURPOSE AND POWERS OF THE COMPANY

     3.1.  Purposes and Powers.

         (a) The sole business and purposes of the Company shall be to:

              (i)   form Fund II as  contemplated by the Venture  Agreement;

              (ii) enter into the Fund II Partnership Agreement, acquire an interest as general partner of Fund II and serve as the general partner of Fund II;

              (iii) hold, sell, dispose of, exchange, transfer, vote or otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the interests of the Company in Fund II; and

              (iv) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member and/or Affiliate thereof (approved by the other Member) or any agent of the Company necessary, convenient, desirable or incidental to the accomplishment of the purpose of the Company; including assigning Service Warrants to Limited REMI II as compensation for services rendered by it.

         (b) In  order to carry  out the  business  and  purposes  set  forth in
Section 3.1(a) hereof, the Company shall have the power to do everything necessary, suitable or proper for the accomplishment of or in furtherance of any of the purposes set forth herein, and to do every other act or acts, thing or things, incidental or appurtenant to or arising from or connected with any of such purposes. Without limiting the generality of the foregoing, the Company shall have the power to sell Company assets to Members in exchange for cash or a promissory note in payment of such assets, including to sell the Purchase Warrants to General REMI II pursuant to the Purchase Agreement in exchange for Warrant Purchase Notes.

     3.2. Limitations on Company Powers. Notwithstanding Section 3.1, the Company shall not do business in any jurisdiction the laws of which do not give full faith and credit to the limitations on liability afforded to the Members under the Delaware Act or this Agreement.


                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

     4.1. Initial Contributions. As at the Effective Date, each of General REMI II and CT-F2 are contributing $50 to the capital of the Company.

     4.2. Additional Capital Contributions.

         (a) Additional Payments. No Member shall be required to make any further payments in cash to the Company during the term of this Agreement unless and until the Management Committee has approved such further payments; provided, however, that each Member shall cause its representatives on the Management Committee to approve such further payments as are necessary to permit the Company to pay any further capital that it is required to contribute to Fund II in cash pursuant to the Fund II Partnership Agreement or to permit the Company to pay Salomon Smith Barney, Inc.'s placement agent fees and expenses pursuant to the Placement Agent Agreement and any organizational costs with respect to the formation and marketing of Fund II required by the Fund II Partnership Agreement ("Additional Payments"). Any Additional Payment and any Default Payment that is not treated as a loan under Section 4.3(b)(ii) hereof by General REMI II shall first be applied to repay the Warrant Purchase Notes. Once the Warrant Purchase Notes are repaid, any Additional Payment by General REMI II shall constitute an Additional Capital Contribution. Any Additional Payment by CT-F2 shall constitute an Additional Capital Contribution.

         (b) Call Procedures; Payment of Call. Whenever the Management Committee has determined that the Members will be required to make Additional Payments to the Company as provided in this Section 4.2, each Member shall be obligated to contribute its share of the requested Additional Payment in cash in an amount equal to (a) that Member's Percentage Interest multiplied by (b) the aggregate dollar amount of the requested Additional Payment. To satisfy any call for an Additional Payment, a Member shall cause to be paid to the Company, on the date specified by the Management Committee which date shall be the "Contribution Date," in immediately available funds in the full amount of such Member's share of the requested Additional Payment.

         (c) Contribution of Warrants. CT-F2 shall contribute to the capital of the Company the Service Warrants and the Purchase Warrants in such amounts and at such times as required by the Venture Agreement (a "Warrant Contribution"). The parties agree that the Fair Market Value of each Warrant contributed is, and the amount of the capital contribution shall be considered to be, $0.32 per share.

         (d) Credit to Capital Accounts. Upon any Additional Capital Contribution or Warrant Contribution, the aggregate amount contributed shall be credited to the Capital Accounts of the Members in proportion to their Percentage Interests at such time. Notwithstanding the foregoing, in the event the Non-Defaulting Member makes the Default Payment, the Additional Capital Contribution of the Non-Defaulting Member with respect to the call that resulted in the Defaulting Member's default and the Default Payment that is not treated as a loan under Section 4.3(b)(ii) hereof shall, if CT-F2 is the Non-Defaulting Member, be credited solely to the Capital Account of CT-F2, and if General REMI II is the Non-Defaulting Member, be applied first to repay the Warrant Purchase Notes and thereafter be credited solely to the Capital Account of General REMI II.

     4.3. Failure to Contribute Additional Payments.

         (a)  Default  Payment.  In the event that a call is issued  pursuant to
Section 4.2 for an Additional Payment and any Member does not contribute its required share of such Additional Payment, then the Non-Defaulting Member may, in addition to any other right or remedy available under this Agreement, at law or in equity, make an additional payment (a "Default Payment") to the Company in cash equal to the amount of the Additional Payment which the Defaulting Member has failed to make. The Non-Defaulting Member shall give Notice to the Defaulting Member within thirty (30) days after making a Default Payment (or, if sooner, by the date the next Distributions to the Members are scheduled to be made by the Company) designating its election under Section 4.3(b). If the Non-Defaulting Member does not make the Default Payment, the Additional Payment made by the Non-Defaulting Member with respect to the call that resulted in the Defaulting Member's default shall be treated as a demand loan from the Non-Defaulting Member to the Company having the terms set forth in Section 4.3(b)(ii), and shall not constitute an Additional Payment.

         (b) Effect of a Default Payment. At the election of the Non-Defaulting Member, its Default Payment shall have one of the following effects:

              (i) As to each contribution of Default Payment, the Percentage Interest of each Member shall be redetermined to be a fraction (expressed as a percentage), the numerator of which is the sum of (1) the Initial Capital Contribution of that Member, plus the Additional Payments by that Member, plus
(2) 1.5 times the Default Payments by that Member that are not treated as loans pursuant to Section 4.3(b)(ii) hereof, if any, and the denominator of which is the sum of (3) the Initial Capital Contributions of all the Members, plus the Additional Payments of all the Members, plus (4) 1.5 times the Default Payment of all Members that are not treated as loans pursuant to Section 4.3(b)(ii) hereof. All amounts shall be determined through the date of the adjustment. Notwithstanding that Percentage Interests are generally determined to be in proportion to Initial Capital Contributions and Additional Payments, it is intended that the Non-Defaulting Member's Default Payment is to receive 1.5 times credit for purposes of redetermining the Percentage Interests of the Members; or

              (ii) The amount of such Default Payment shall be treated as a demand loan from the Non-Defaulting Member to the Company. Such loan shall bear interest, compounded daily, at a rate per annum (based on a year of 360 days) equal to the lower of eighteen percent (18%) or the highest rate permitted by the usury laws of the State of New York until such loan shall have been paid in full.


     4.4. Loans by Members; Compensation. No Member shall be required to lend any funds to the Company, and no Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall receive any interest, salary or drawing with respect to its Additional Payments, Default Payments, Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in this Agreement.

                                   ARTICLE V
                           MANAGEMENT OF THE COMPANY

     5.1. Management of the Company. The business and affairs of the Company shall be managed by the Management Committee, except to the extent management is delegated to the Investment Manager pursuant to the Fund II Investment Management Agreement.

     5.2.  Management  Committee and Related  Matters.

         (a) Management Committee. Except to the extent expressly delegated to the Investment Manager pursuant to Section 5.1 hereof and the Fund II Investment Management Agreement or as otherwise provided in this Section 5.2, the Members, acting through a management committee (the "Management Committee") established by the Members pursuant to this Section 5.2, shall have all of the rights and powers granted to the Members pursuant to the Delaware Act and this Agreement, and shall have all authority, rights and powers in the management of the Company to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Where reference is made in this Agreement to the consent, approval or agreement of the Members, such consent, approval or agreement may be granted or withheld by the Members in their sole and absolute discretion acting through their respective representatives on the Management Committee. No Member shall have the authority to bind the Company except with the written approval of all Members or by the action of the Management Committee.

         (b) Members of Management Committee. The Management Committee shall consist of four (4) members. General REMI II, and any Person succeeding to the entire Membership Interest of General REMI II hereunder, shall designate two (2) representatives to serve on the Management Committee, and CT-F2, and any Person succeeding to the entire Membership Interest of CT-F2 hereunder, shall designate two (2) representatives to serve on the Management Committee. For purposes of
Article V, any reference to General REMI II shall include any Person succeeding to its entire Membership Interest, and CT-F2 shall include any Person succeeding to its entire Membership Interest. The initial representatives of General REMI II on the Management Committee shall be Ms. Susan W. Lewis and Mr. Michael Watson. The initial representatives of CT-F2 on the Management Committee shall be Mr. John R. Klopp and Mr. Craig M. Hatkoff. CT-F2 and General REMI II may by ten (10) days prior written Notice to the other Member designate a new representative to replace an existing representative designated by it, but the failure of any Member to appoint a representative shall not limit the right of the Management Committee to carry on the business of the Company.

         (c) Actions By Management Committee.

              (i) The Management Committee shall act only by the agreement of a majority of its members, including at least one representative designated by each of General REMI II and CT-F2. Notwithstanding the foregoing, the enforcement of any rights that the Company may have against any Member (or Affiliate of a Member) shall be determined solely by the members of the Management Committee designated by the other Member. In the event of a deadlock on the Management Committee between General REMI II's representatives and CT-F2's representatives, all such representatives shall attempt to resolve the deadlock in good faith.

In the event of any such deadlock, any disputes, other than with respect to the determination of Fair Market Value of an asset shall be resolved pursuant to the provisions of Section 11.3 hereof.

              (ii) As soon as practicable after the Effective Date, the Management Committee will prepare an Annual Operating Budget for the first Fiscal Year of the Company.

         (d) Meetings of the Management Committee. The Management Committee shall meet from time to time at meetings called by any member of the Management Committee for the purpose of discussing or voting on any action as to which the Management Committee is authorized to act, but shall in any case meet at least monthly. Such meetings may be held at the principal office of the Company or at such other place or places as the Management Committee may designate from time to time. Notices of such meeting shall be given not less than five (5) days in advance of the meeting to all members of the Management Committee; provided, however, that in the case of an emergency, such meeting may be called on two (2) Business Days' notice. Any member of the Management Committee may grant any other member a proxy to act in his or her place at any meeting of the Management Committee. Subject to Section 5.2(c)(i), the presence, either in person or by proxy, of at least a majority of the members of the Management Committee including at least one representative of each of General REMI II and CT-F2 shall constitute a quorum. Meetings of the Management Committee may be held in person or by telephone conference call. In addition, any action which may be taken at a meeting of the Management Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by members of the Management Committee sufficient to cause such action to be taken at a meeting of the Management Committee at which all members of the Management Committee are present. Such written consents shall be retained in the Company's minute book.

         (e) Delegation of Powers by Members. The compensation and benefits of officers, agents and employees appointed by the Management Committee to act on behalf of the Company shall be fixed by the Management Committee. The Management Committee may from time to time also appoint one or more officers of the Company, such as a President, one or more Vice-Presidents, a Secretary and a Treasurer, who shall have such powers and duties, and shall serve for such term and compensation, as the Management Committee may determine. Such officers may but need not be officers or employees of a Member.

     5.3. Conduct of Management Committee Meetings; Minutes. A majority of the members of the Management Committee shall nominate a Chair of each meeting, who shall conduct the business of that meeting, and a Secretary of the meeting, who shall keep the minutes and faithfully record all actions taken at that meeting. The position of Chair of the first meeting shall be held by a Management Committee representative appointed by General REMI II, and shall rotate thereafter at each successive meeting from a representative appointed by General REMI II to a representative appointed by CT-F2 and vice versa. All such minutes shall be signed by such Chair and Secretary and shall be retained in the minute book of the Company.

                                   ARTICLE VI
                   DISTRIBUTIONS AND ALLOCATION OF TAX ITEMS

     6.1. Distributions.

         (a) Net Cash Flow. Not later than ten (10) days after the applicable Calculation Date, the Members shall, unless they otherwise agree, determine the amount of cash which in their judgment is in excess of amounts necessary or appropriate for operating expenses (including, without limitation, payments of the Investment Management Fee to the Investment Manager pursuant to the Fund II Investment Management Agreement), contingency reserves and other needs of the Company. Such excess (the "Net Cash Flow") shall, as soon as possible following the applicable Calculation Date, but in no event later than three (3) Business Days following the determination of Net Cash Flow, be distributed to the Members in accordance with this Section 6.1(a). The Net Cash Flow of the Company shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other noncash items, but shall be increased by any release or reduction of reserves previously established (other than for the payment of expenses reserved against). The Net Cash Flow of the Company shall be calculated effective as of the applicable Calculation Date with respect to which the Net Cash Flow is being distributed, regardless of the actual date of distribution. Distributions of Net Cash Flow shall be made in accordance with a Member's respective Percentage Interest. Notwithstanding anything herein to the contrary, no Distributions (other than Distributions pursuant to Section 10.2) may be made by the Company after a Notice of Default has been given pursuant to
Section 11.1 hereof until the Default to which the Notice of Default relates has been cured as set forth in Section 11.1(c) hereof or the period to cure expires, or as otherwise agreed by the Management Committee.

         (b) Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any Distributions from, the Company except as provided in Sections 6.1(a) and
10.2. No Member shall be entitled to demand or receive interest on its Capital Contributions or, except as set forth in Article X hereof, any property from the Company other than cash.

     6.2. Allocation of Net Profit and Net Loss. Net Profits and Net Losses shall be allocated in accordance with each Member's Percentage Interest.

     6.3. Withholding. Should the Company be required, pursuant to the Code, the laws of any state or any other provision of law, to withhold any amount from amounts otherwise distributable to any Member or on the basis of income allocable to any Member, the Company shall withhold those amounts, and any amounts so withheld shall be deemed to have been distributed to that Member under this Agreement. If any sums are withheld pursuant to this provision, the Company shall remit the sums so withheld to, and file the required forms with, the Internal Revenue Service, the appropriate authority of any such state or other applicable government agency. In the event of any claimed over-withholding, a Member shall be limited to an action against the Internal Revenue Service, the appropriate authority of any such state or other applicable government agency for refund, and each Member hereby waives any claim or right of action against the Company on account of such withholding. Furthermore, if the amounts required to be withheld exceed the amounts which would otherwise have been distributed to a Member, the Member shall contribute any deficiency to the Company within ten (10) Business Days after notice from the Investment Manager. If the deficiency is not contributed within that time, such failure shall be considered a demand loan from the Company to that Member, with interest at a rate equal to the lesser of fifteen percent (15%) or the highest rate permitted by law, which interest shall be treated as an item of Company income and accrue until discharged by the Member by repayment. Such demand loan shall be repaid in full within ten (10) Business Days after demand (and for this purpose any Member other than the Member on whose account such loan was made may unilaterally make such demand for and on behalf of the Company), and otherwise shall be repaid, without prejudice to any other remedies at law or in equity that the Company may have, out of Distributions to which the debtor Member would otherwise subsequently be entitled under this Agreement.

     6.4. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 6.1. or 10.2 If any Member receives Distributions from the Company contrary to the provisions of this Agreement, that Member shall promptly return the same to the Company.

                                  ARTICLE VII
            TAX ELECTIONS; TAX MATTERS MEMBER; TAX CAPITAL ACCOUNTS

     7.1.  Federal  Income Tax Elections;  Tax Matters  Member.

         (a) Tax Elections. The Members shall determine all elections to be made by the Company for tax purposes.

         (b) Tax Matters Member. General REMI II is hereby designated the Tax Matters Member. The Tax Matters Member will take no action (other than ministerial action without the prior approval of the Members. The Tax Matters Member will not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Member unless the Members agree on a method of sharing expenses incurred in connection with the prosecution of such remedies.

     7.2.  Tax  Matters.

         (a) The Company shall maintain a capital account for each Member in accordance with the rules set forth in Treasury Regulation Section
1.704-1(b)(2)(iv). In the event an asset of the Company other than cash is distributed in kind to a Member, such capital accounts shall be adjusted for the hypothetical "book" gain or loss that would have been realized by the Company if the distributed asset had been sold for its Fair Market Value in a cash sale (in order to reflect unrealized gain or loss).

         (b) For tax capital account maintenance purposes, except as otherwise required by Section 704(c) of the Code,

              (i) If the Company is dissolved pursuant to Section 10.1 during a Fiscal Year, gross income and/or deductions of the Company for such Fiscal Year and each Fiscal Year thereafter shall be first allocated to the Members in the amount necessary to cause the tax capital account of each Member to be equal to its Capital Account.

              (ii) If the Company is required to recognize any interest income pursuant to Section 483 or Sections 1271 through 1288 of the Code in connection with any transaction with a Member or any loss with respect to the transfer of the Purchase Warrants to a Member, such interest income or loss shall be specially allocated to such Member for tax purposes.

              (iii) Any deduction allowed to the Company with respect to the Service Warrants shall be specifically allocated to CT-F2.

              (iv) Net income or loss as determined for purposes of Section 704(b) of the Code, as adjusted by the amount, if any, specially allocated pursuant to clause (i), (ii) or (iii) above, shall be allocated in accordance with Section 6.2.

         (c) For income tax purposes, income, gain, loss and deduction shall be allocated in accordance with the corresponding item under Section 7.2(b), except as otherwise required by Section 704(c) of the Code.


                                  ARTICLE VIII
                    OTHER RIGHTS AND OBLIGATIONS OF MEMBERS

     8.1. Resignation of a Member. No Member may withdraw or resign from the Company without the written consent of the Members, which consent may be given or withheld in their absolute discretion. In the event of any withdrawal or resignation in violation of this Section 8.1, such withdrawal or resignation shall be void ab initio, and the withdrawing or resigning Member shall be subject to any and all remedies available to the Company or the Members under this Agreement, at law or in equity in respect of such default, and the Company shall have the right to offset the damages against any amounts otherwise distributable to the withdrawing or resigning Member.

     8.2. Admission of New Members. Other than Members that may be admitted to the Company pursuant to Section 9.2(b), no new or additional Members may be admitted to the Company without the written consent of the Members.

     8.3. Indemnification by Company. To the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless each Members and its respective partners, shareholders and members, and their respective directors, officers, employees and shareholders (each such Person being an "Indemnitee") from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Indemnitee or by the Company, arising out of any claim based upon any acts performed or omitted to be performed by the Indemnitee in connection with the organization, management, business or property of the Company (including in any Member's capacity as Tax Matters Member), including costs, expenses and attorneys' fees (which may be paid as incurred) expended in the settlement or defense of any such claims, except to the extent that the claim giving rise to such indemnification rights: (a) arises out of any gross negligence (which for purposes of this Agreement shall mean an act or failure to act with reckless disregard of the consequences thereof), willful misconduct, breach of fiduciary duty or a material breach of this Agreement by the Indemnitee; or (b) is governed by Section 8.4. Except as required by Section 8.4, all judgments against the Company and/or an Indemnitee wherein an Indemnitee is entitled to indemnification or other amount payable to an Indemnitee pursuant to this Section 8.3 shall be satisfied only from the assets of the Company.

     8.4. Indemnification by Members. To the maximum extent permitted by law, each Member shall defend, indemnify and hold harmless the Company and the other Members and each of their respective directors, officers, employees, partners and shareholders (each such Person being a "Nonrecourse Exception Indemnitee") from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages, and any costs and expenses (including attorneys' fees and disbursements) incurred in connection therewith, suffered or incurred by any Nonrecourse Exception Indemnitee or arising out of any claim that the Company or any Nonrecourse Exception Indemnitee is liable under any exceptions or "carve-outs" to any nonrecourse provisions in any loan documents entered into by the Company to the extent (a) such liability is attributable to any gross negligence, willful misconduct, breach of fiduciary duty or material breach of this Agreement by the indemnifying Member or any of its Affiliates, shareholders, members, partners, officers, directors, employees or agents, whether on behalf of the Company or otherwise, in violation of the requirements of any such loan documents (unless the Management Committee agrees to violate such loan document requirement) and (b) such liability exceeds any economic benefit received by the Nonrecourse Exception Indemnitee as a direct result of the breach, act or omission giving rise to the claim.

     8.5. Exculpation. Except to the extent required by law, neither the Members nor any of their respective directors, officers, employees or shareholders shall be liable or responsible to the Company or the other Members for any act or failure to act, or any loss, liability, damage, settlement cost or other expense incurred by reason of any act or failure to act, of any such Person, provided such Person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the interests of the Company, except to the extent such loss, liability, damage, settlement cost or other expense resulted from the gross negligence, willful misconduct, breach of fiduciary duty or material breach of this Agreement by such Person. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that a Person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Furthermore, no Affiliate of a Member shall be entitled to exculpation hereunder in respect of any act or omission committed or omitted in its capacity as an independent contractor to the Company, but, rather, the terms of the contract between such Affiliate and the Company shall control with respect to exculpation.

     8.6. Reimbursement of Members. Each of the Members, including the Tax Matters Member acting in such capacity, shall be entitled to reimbursement from the Company for out-of-pocket expenses reasonably, properly and directly incurred by such Member on behalf of the Company and provided for in an approved Annual Operating Budget; provided, however, that no Member shall seek reimbursement from the Company for any "overhead" or general and administrative expenses incurred by that Member.

     8.7. Particular Covenants of Members.

         (a) Defend Against Creditors. Each Member shall defend at its sole cost and expense any claim made against its Membership Interest (including its right to Distributions from the Company) resulting from the personal indebtedness of that Member or the claims of its individual creditors.

         (b) Notice of Claims. Each Member shall promptly notify the other Members as to any claims asserted or threatened against its Membership Interest (including its right to Distributions from the Company).


                                   ARTICLE IX
                   TRANSFERS OF COMPANY MEMBERSHIP INTERESTS

     9.1. Condition to Transfer of Any Membership Interest. Without limiting any other provisions of this ARTICLE IX, no Transfer of a Membership Interest may be made unless all of the following requirements are satisfied, and any purported Transfer of a Membership Interest failing to meet the following requirements shall be void ab initio:

         (a) Required Documents. The transferee executes and delivers to the Company an instrument pursuant to which it agrees to be bound by the terms of this Agreement, and such additional instruments and documents as shall be reasonably required by the Members (including opinions of counsel to any transferor satisfactory to the Members with respect to the matters set forth in
Section 9.1(b)).

         (b) Restrictions.  Such Transfer would not:

              (i) Securities Laws. Result in the violation of the Securities Act, or any regulation issued pursuant thereto, or any state securities law or regulation or any other applicable federal or state laws or order of any court having jurisdiction over the Company;

              (ii) Events of Default. Be a violation of or an event of default under, or give rise to a right to accelerate any indebtedness described in, any note, mortgage, loan agreement or similar instrument or document to which the Company is a party, unless the violation or event of default is waived by the parties thereto;

              (iii) Regulatory Requirements. Cause the Company or any Member to be subject to any additional regulatory requirements;

              (iv) Tax Status. Cause a substantial risk, in the opinion of counsel to the Company, that the classification of the Company as a "partnership" for Federal and state income tax purposes could be adversely affected;

              (v) Prohibited Transaction. Result in or create a "prohibited transaction" or cause the Company or a Member or an Affiliate of a Member to be or become a "party in interest", as defined in Section 3(14) of ERISA, or a "disqualified person", as defined in Section 4975 of the Code with respect to any plan, as defined in Section 3(3) of ERISA and/or Section 4975 of the Code, or result in or cause the Company or any Member or any Affiliate of a Member to be liable for tax under Chapter 42 of the Code or otherwise cause any such Person to incur tax liabilities;

              (vi) Not Legally Competent. Be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under applicable law (excluding trusts for the benefit of minors); or

              (vii) Transfer to a Foreign Person. Be a Transfer to a Person who constitutes a "foreign person" under Section 1445 of the Code.

         (c) Costs. The transferor or transferee pays to the Company any and all costs incurred and to be incurred by the Company in connection with the Transfer, to the extent such costs would not have been incurred by the Company if the Transfer had not been proposed or made.

     9.2.  Transfers of  Membership Interests.

         (a) Transfers Restricted. No Member may Transfer all or any portion of its Membership Interest, except as set forth in Section 9.2(b), and any purported Transfer of its Membership Interest failing to meet the requirements of Sections 9.1 and 9.2(b) shall be void ab initio.

         (b) Transfers of Membership Interest to Affiliates. Subject only to the provisions of Section 9.1, a Member, with Notice to (but without consent of) the other Member, may Transfer all (but not less than all) of its Membership Interest at any time as follows:

              (i) CT-F2 may Transfer its Membership Interest to any wholly owned entity of CT; and

              (ii) Limited REMI I may Transfer its Membership Interest to Citigroup Inc. or to any of its direct or indirect wholly owned entities, or to Travelers Property Casualty Corp. or any of its direct or indirect wholly owned entities.

In accepting any such assignment, any such assignee shall automatically become a Substitute Member with all of the rights and powers granted to the assigning Member herein but no such Transfer shall release the transferring Member of any of its obligations hereunder, unless such release is approved in writing by the other Member.


                                   ARTICLE X
                          DISSOLUTION AND LIQUIDATION

     10.1. Dissolution. The Company shall be dissolved upon the first to occur of the following:

         (a)  Bankruptcy  of  the  Company.   The  Bankruptcy  of  the  Company;

         (b) Agreement to Dissolve.  The decision of the Members to dissolve the
Company   pursuant  to  Section  11.2  or  for  any  reason;

         (c)   Election  of   Non-Defaulting   Member.   The   election  of  the
Non-Defaulting  Member pursuant to Section 11.2(f); or

         (d) Judicial Dissolution. The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act with respect to the Company or Fund II.

     10.2. Winding up Affairs and Distribution of Assets.

         (a) Liquidation. Upon the dissolution of the Company, the Members shall choose a liquidating Member ("Liquidating Member"), and the Liquidating Member shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind up and terminate the business of the Company. Any such Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible.

         (b) Payments of Proceeds Upon Liquidation. The proceeds of liquidation of the Company shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company owing to third parties (including payments owed to the Investment Manager pursuant to the Fund II Investment Management Agreement), in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company owing to third parties and at the expiration of such period as the Members may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to the debts and liabilities of the Company owing to the Members or their Affiliates, including any reimbursements payable under this Agreement; (v) fifth, the Warrant Purchase Note shall be distributed to General REMI II; and (vi) sixth, to the Members in accordance with their respective Capital Accounts (after taking into account all allocations and prior distributions). Assets distributed in kind shall be taken into account at their Fair Market Value.

     10.3. No Liability. Notwithstanding anything to the contrary in this Agreement, no Member shall have any obligation to make any contribution to the capital of the Company on account of any negative balance on its Capital Account or tax capital account, whether at liquidation or otherwise, and the negative balance of that Member's Capital Account or tax capital account shall not be considered a debt owned by that Member to the Company or to any other person for any purpose whatsoever.

     10.4. Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of that Member's positive Capital Account balance and shall have no recourse for its Capital Contributions and/or share of Net Profits (upon dissolution or otherwise) against any other Member.

     10.5. Certificate of Cancellation. Upon completion of the winding up of the
Company's   affairs,   the  Liquidating  Member  shall  file  a  Certificate  of
Cancellation with the Delaware Secretary of State.

                                   ARTICLE XI
                              DEFAULT AND REMEDIES


     11.1. Default.

         (a) Default. The occurrence of any of the following shall constitute a default ("Default") hereunder by the affected Member:

              (i) A Member assigns or otherwise Transfers its Membership Interest other than as set forth in Article IX;

              (ii) The voluntary dissolution of the Member;

              (iii) The  Bankruptcy  of the  Member;

              (iv) A Member materially breaches any of its obligations hereunder;

              (v) A Member commits an act of fraud involving the Company (which materially damages the Company) or intentionally misappropriates significant funds of the Company;

              (vi) The Investment Manager commits an act of fraud involving Fund
II  (which  materially   damages  Fund  II)  or  intentionally   misappropriates
significant  funds of Fund II;

              (vii) A Member's Affiliate that is a limited partner in Fund II materially breaches any of its obligations under the Fund II Partnership Agreement, including any failure by such Affiliate to comply with the CIG Parties Commitment or the CT Parties Commitment (as such terms are defined in the Venture Agreement), as the case may be, pursuant to the Venture Agreement; or

              (viii) A Member or the members of the Management Committee designated by such Member causes the Company to default in an obligation required to be performed by the Company pursuant to the Venture Agreement or the Fund II Investment Management Agreement.

         (b) Notice of Default. If a Default occurs with respect to a Member, the other Member (the "Non-Defaulting Member") shall have the right to give that Member (the "Defaulting Member") Notice of that Default (a "Notice of Default"). The Notice of Default shall set forth the nature of the Default with reasonable specificity.

         (c) Period to Cure. A Member who shall have received a Notice of Default with respect to a Default under any of clauses (i), (iv), (vii) or
(viii) of Section 11.1(a) shall have a period of thirty (30) days after receipt of such Notice of Default to cure such Default and the Notice of Default with respect thereto shall not be effective unless such Default is not cured within such thirty (30) day period. In such case, the Defaulting Member shall lose no rights hereunder with respect to a Default that has been so cured. However, if such Default was not cured within thirty (30) days of receipt of the Notice of Default, then the Default shall constitute an "Event of Default", and Limited REMI I or CT-F2, as the case may be, shall have the rights set forth in Section 11.2.

     11.2. Remedies Upon Event of Default. Subject to Section 11.1(c), upon the occurrence of an Event of Default by a Defaulting Member, then in addition to the remedies set forth in Section 4.3(b) hereof, the Non-Defaulting Member may elect to do any one or more of the following by Notice to the Defaulting Member.

         (a) Terminate the Defaulting Member's right to designate representatives to serve on the Management Committee, participate in any decision with respect to the Company's Business and to consent to or approve any matter which, but for the Event of Default, would require the Defaulting
Member's   consent  or   approval;


         (b) Cause the Company to withhold any Distributions payable on account of the Defaulting Member's Membership Interest and apply such Distributions, instead, to the damages suffered by the Non-Defaulting Member as a result of the Event of Default;

         (c) Cause Fund II to withhold any distributions payable on account of the Defaulting Member's Affiliate's limited partnership interest in Fund II and apply such distributions, instead, to the damages suffered by the Non-Defaulting Member as a result of the Event of Default;

         (d) Cause the Company to pay the Non-Defaulting Member all Management Fees not yet accrued and owing, subject to year end adjustment for any overpayment or underpayments;

         (e) If CT-F2 is the Defaulting Member, or if its Affiliate that is the limited partner in Fund II is in default as set forth in Section 11.1(a)(v) hereof, then General REMI II shall have the right to terminate the Fund II Investment Management Agreement;

         (f) Cause the Company to dissolve pursuant to Section 10.1 hereof;  and

         (g) Pursue, and/or cause the Company to pursue, any other remedy provided in this Agreement, at law or in equity.

     11.3. Dispute Resolution. Should any dispute arise under this Agreement, other than with respect to Fair Market Value, then the parties shall resolve such dispute pursuant to Section 4.2 of the Venture Agreement.

     11.4. Waiver of Partition and Certain Other Rights. Each of the Members irrevocably waives any right or power that it might have: (a) to cause the Company or any of its assets to be partitioned; (b) to compel any sale of all or any portion of the assets of the Company under any applicable law; (c) to cause the appointment of a receiver for all or any portion of the assets of the Company; or (d) to file a complaint, or to institute proceedings at law or in equity, to cause the dissolution or liquidation of the Company, other than in accordance with this Agreement. Each of the Members has been induced to enter into this Agreement in reliance upon the waivers of this Section 11.4, and without those waivers no Member would have entered into this Agreement.

                                  ARTICLE XII
                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     12.1.  Reciprocal  Representations  and  Warranties.   Each  Member  hereby
represents  and  warrants  to the  Company  and  each  other  Member  that:

         (a) Organization; Authority; Due Authorization.

              (i) Organization and Good Standing. It is a limited liability company duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of formation; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as now conducted; and is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect upon its ability to perform fully its obligations under this Agreement or any other related agreement.

              (ii) Authority to Execute and Perform Agreements. It has all requisite limited liability company power and authority to enter into, execute and deliver this Agreement, and all other related agreements to be executed by it and to perform fully its obligations hereunder and thereunder.

              (iii) Due Authorization; Enforceability. It has taken all limited liability company actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all other related agreements to be executed by it and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed by each Member and constitutes the legal, valid and binding obligation of each Member, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

              (iv) United  States  Person.  It  is  a "United   States"   person
(as   defined   in   Section   7701  of  the  Code).


              (v) Ownership. General REMI II is a wholly owned indirect entity of Citigroup Inc. and Travelers Property Casualty Corp., and CT-F2 is a wholly owned direct entity of CT.

         (b) No Violation. Neither its execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) violate any provision of its organizational documents limited liability company agreement; or (ii) violate in any material respect any applicable law or order.

         (c) Regulatory and Other Approvals. No consent, approval, authorization, notice, filing, exemption or other requirement must be obtained by it from any authority or Person or must otherwise be satisfied by it in order that the consummation of the transactions contemplated in this Agreement or any related documents will not violate in any material respect any applicable law or order or any material contract to which it is a party.

         (d) Securities Matters. It (i) is acquiring its Membership Interest for itself for investment purposes only, and not with a view to any resale or distribution of such Membership Interest, (ii) has been advised and understands that such Membership Interest has not been and will not be registered under the Securities Act, or any applicable state securities laws and, therefore, cannot be resold unless such Membership Interest is registered under the Securities Act and all applicable state securities laws, or unless exemptions from registration are available, and (iii) has, either alone or with its "purchaser representatives," as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company. It further acknowledges that the Company has made available to such Member, at a reasonable time prior to its acquisition of its Membership Interest, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with such acquisition.


                                  ARTICLE XIII
                           BOOKS, RECORDS AND REPORTS


     13.1. Maintenance of Books. The Company shall keep complete and accurate books and records of accounts maintained in accordance with GAAP. Tax records shall be maintained in accordance with the accrual method of accounting. The books of account for the Company shall be maintained at the principal office of the Company.

     13.2. Records to be Maintained. The Company shall maintain the following records:

         (a) A current list of the full name, set forth in alphabetical order, and last known mailing address together with the Capital Contribution and the share of profit and losses of each Member or information from which such share can be readily derived;

         (b) A copy of the Certificate of Formation and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which such Certificate of Formation have been executed;

         (c)  A  copy  of  this  Agreement,   any  amendments   hereto  and  any
restatements  hereof; and

         (d) A copy of the Company's Federal, state and local income tax returns or informational returns and reports, if any, for the past ten (10) years.

     13.3. Inspection by Members; Confidential Information. (a) Any Member shall have the right to inspect and copy at such Member's expense, any documents, including financial statements maintained by the Company and other information regarding the affairs of the Company, as is reasonable.

         (b) The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives which is subject to a confidentiality agreement binding on the Company or any of its employees, whether as a principal or as an agent, and may not disclose such information to any Person other than another Member except for disclosures (i) compelled by law (but such Member must notify the other Member promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be assigned as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 13.3(b), (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality, (iv) in accordance with the terms of such confidentiality agreements or (v) upon the consent of each Member but only if such employee is informed that such information is to be held in strict confidence. The Members acknowledge that breach of the provisions of this Section 13.3(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 13.3(b) may be enforced by specific performance.


     13.4. Books and Tax Reports. The books of account shall be closed promptly after the end of each Fiscal Year. Within ninety (90) days after the conclusion of each Fiscal Year, each Member shall be provided with a Form K-1 and/or other information statement with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Fiscal Year, together with any other information concerning the Company necessary for the preparation of a Member's income tax return(s), all under the supervision and as determined by the Tax Matters Member in its reasonable discretion. With the sole exception of mathematical errors in computation, these tax statements and the information contained therein shall be deemed conclusive and binding upon such Member. Each Member agrees that it shall not (i) treat, on its income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Members as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. Notwithstanding anything herein to the contrary, General REMI II shall cause the Company's income tax returns for each Fiscal Year through and including the Fiscal Year in which the aggregate amounts committed by the CIG Parties (as defined in the Venture Agreement) and the aggregate Private Banking Client Commitments (within the meaning of, and pursuant to, the Venture Agreement) equal or exceed $250,000,000. Such returns will be prepared and furnished to CT-F2 for its review and comment at least fifteen (15) Business Days before the due date of the tax return. If CT-F2 does not furnish comments to General REMI II within fifteen (15) Business Days, General REMI II may cause the Company to file such tax returns.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1.  Notices.

         (a) Form and Addresses. All notices, consents, approvals, waivers, elections and other communications (collectively, "Notices") required to be given pursuant to this Agreement shall be given in writing and,

         If to Limited REMI I:         Travelers General Real Estate Mezzanine
         --------------------
                                       Investments II LLC
                                       205 Columbus Blvd., 9PB
                                       Hartford, CT  06183-2030
                                       Attn:    Duane Nelson, Esq.
                                       Real Estate Investment Number: 12833

         With Copies to:               Citigroup Investments Inc.
                                       388 Greenwich Street, 36th Floor
                                       New York, New York 10013
                                       Attn:    Mr. Michael Watson
                                       Real Estate Investment Number: 12833



                                       Loeb & Loeb LLP
                                       1000 Wilshire Boulevard, Suite 1800
                                       Los Angeles, California 90017
                                       Attn:    Andrew S. Clare, Esq.

         If to CT:                     Capital Trust. Inc.
                                       605 Third Avenue, 26th Floor
                                       New York, New York 10016
                                       Attn: John R. Klopp

         With a Copy to:               Battle Fowler LLP
                                       75 East 55th Street
                                       New York, New York 10022
                                       Attn:  Thomas E. Kruger, Esq.

         (b) Delivery. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 14.1 or sent to such recipient at such address by air courier, by overnight courier, or by hand and will be deemed given, unless earlier received: (a) if sent by courier when recorded on the records of the courier as received by the receiving party; and (b) if delivered by hand, on the date of receipt.

     14.2. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate of Formation, for the carrying out of the terms of this Agreement, or, upon dissolution of the Company, to cancel such certificate.

     14.3. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by all of the Members.

     14.4. Waivers and Consents. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach. Any consent of a Member required hereunder must be in writing and signed by such Member to be effective. No consent given by a Member in any one instance shall be deemed to waive the requirement for such Member's consent in any other or future instance.

     14.5. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.6. Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be consistent with the provisions of this Agreement and necessary to perform its obligations hereunder.

     14.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

     14.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.9. Limitation on Rights of Others. No Person other than a Member shall have any legal or equitable right, remedy or claim under or in respect of this Agreement; no third party (i.e., Person other than a Member) shall be a beneficiary of any provision of this Agreement.

     14.10. Brokers and Finders. Except as set forth in the Placement Agent Agreement and in the CT-F2-GP Capital Formation Agreements and the General REMI II Capital Formation Agreement (each as defined in the Venture Agreement), there are no brokers, finders or placement agents, and (ii) each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due any broker, finder or other Person in connection with such Member's decision to invest in the Company.

     14.11. Construction and Interpretation. This Agreement shall not be construed more strictly against one party than against another by reason of the fact that it may have been prepared by counsel for one of the parties.

     14.12. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns. This Agreement and the rights and obligations set forth herein are for the sole benefit of the parties hereto and their respective Affiliates. Nothing contained herein is intended to confer upon any other Person any rights or remedies hereunder.


     14.13. Survival. Sections 8.3 through 8.7, and Articles X through XIV hereof shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                    MEMBERS:


                                    TRAVELERS GENERAL REAL
                                    ESTATE MEZZANINE INVESTMENTS
                                    II, LLC


                                    By: /s/  Michael Watson
                                        ----------------------------------
                                        Michael Watson
                                        Vice President


                                    CT-F2-GP, LLC


                                    By:  Capital Trust, Inc.,
                                         its sole member


                                        By: /s/  John R. Klopp
                                            ----------------------------------
                                            John R. Klopp
                                            Chief Executive Officer

                                   EXHIBIT "A"

                        Names and Initial Capital Account


                Member Name                         Initial Capital
                                                        Account

     Travelers General Real Estate Mezzanine             $50
     Investments II, LLC


     CT-F2-GP, LLC                                       $50